Exhibit 99.20

SEAPORT ENTERTAINMENT GROUP INC.

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT, dated as of [●], 2024 (this “Agreement”), by and among Pershing Square Holdings, Ltd., Pershing Square, L.P. and Pershing Square International, Ltd. (the “Standby Purchasers”) and any other parties that may from time to time become parties hereto (collectively, the “Pershing Square Holders”), and Seaport Entertainment Group Inc., a Delaware corporation (the “Company”).

R E C I T A L S

WHEREAS, pursuant to the terms of that certain Registration Rights Agreement, dated as of November 9, 2010, among Pershing Square Capital Management, L.P., certain other parties thereto, and Howard Hughes Holdings Inc. (“HHH”), the Pershing Square Holders are entitled to registration rights with respect to any securities issued as a dividend or other distribution with respect to their common stock of HHH;

WHEREAS, HHH and the Company are parties to that certain Separation Agreement, dated as of July 31, 2024, with respect to the Distribution (as defined below);

WHEREAS, the Standby Purchasers and the Company are parties to that certain Standby Purchase Agreement, dated as of July 18, 2024 (as the same may be amended from time to time, the “Standby Purchase Agreement”), pursuant to which the Standby Purchasers have agreed, among other things, to purchase shares of Common Stock (as defined below) of the Company subject to the terms of the Standby Agreement (the “Rights Offering”);

WHEREAS, in order to induce the Standby Purchasers to enter into the Standby Purchase Agreement and to invest funds in the Company pursuant to the Standby Purchase Agreement, the Pershing Square Holders and the Company hereby agree that this Agreement shall govern the rights of the Pershing Square Holders to cause the Company to register shares of Common Stock (as defined below) issuable to the Pershing Square Holders and certain other matters as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement, the following terms have the respective meanings set forth below:

Affiliate: shall mean as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the first Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise;

Agreement: shall have the meaning set forth in the Preamble hereto;

beneficial owner: shall mean beneficially owning or beneficial ownership of shares determined in accordance with Rule 13d-3 promulgated under the Exchange Act;

Business Day: shall mean any day, other than a Saturday or a Sunday, on which banks are open for business in The City of New York;

Closing Date: shall have the meaning ascribed thereto in the Standby Purchase Agreement;

Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

Common Stock: shall mean the common stock of the Company, par value $0.01 per share;

Company: shall have the meaning set forth in the Preamble hereto;

Demand Notice: shall have the meaning set forth in Section 2(a)(i) hereof;

Distribution: shall mean the pro rata distribution by HHH to its stockholders, including the Pershing Square Holders, of Common Stock;

Distribution Date: shall mean July 31, 2024;

Exchange Act: shall mean the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder;

FINRA: shall mean the Financial Industry Regulatory Authority;

HHH: shall have the meaning set forth in the Recitals hereto;

Holder: shall mean any holder of Registrable Securities subject to this Agreement, solely in their capacity as such, including Permitted Assignees;

Indemnified Party: shall have the meaning set forth in Section 2(g)(iii) hereof;

Indemnifying Party: shall have the meaning set forth in Section 2(g)(iii) hereof;

Initiating Holder(s): shall mean any Holder, with respect to the Registrable Securities as to which such Holder submits a Demand Notice pursuant to Section 2(a) hereof;

Issuer Free Writing Prospectus: shall mean an “Issuer Free Writing Prospectus,” as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities;

Losses: shall have the meaning set forth in Section 2(g)(i) hereof;

Other Stockholders: shall have the meaning set forth in Section 2(a)(iii) hereof;

Participating Holders: shall mean Holders participating in the Registration relating to the Registrable Securities;

Permitted Assignees: shall have the meaning set forth in Section 4(e) hereto;

Pershing Square Holders: shall have the meaning set forth in the Preamble hereto;

Person: shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

Prospectus: shall mean the prospectus (including any preliminary, final or summary prospectus) included in any Registration Statement, all amendments and supplements to such prospectus and all other material incorporated by reference in such prospectus;

Qualifying Employee Stock: shall mean (i) rights and options issued in the ordinary course of business under employee benefits plans of the Company or any predecessor, including HHH and its predecessors, or otherwise to executives in compensation arrangements approved by the Board of Directors of the Company or any predecessor, including HHH and its predecessors, and any securities issued after the date hereof upon exercise of such rights and options and options issued to employees of the Company or any predecessor, including HHH and its predecessors, as a result of adjustments to options in connection with the reorganization of the Company or any predecessor and (ii) restricted stock and restricted stock units issued after the date hereof in the ordinary course of business under employee benefit plans and securities issued after the date hereof in settlement of any such restricted stock units;

Register, Registered and Registration: shall mean a registration effected by preparing and (a) filing a Registration Statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such Registration Statement, or (b) filing a Prospectus and/or prospectus supplement in respect of an appropriate effective Registration Statement;

Registrable Securities: shall mean (A) any shares of Common Stock acquired or held by the Pershing Square Holders on or after the date hereof (whether or not acquired in connection with the Distribution, pursuant to the Standby Purchase Agreement or otherwise), (B) (i) any securities of the Company or its Affiliates issued as a dividend or other distribution with respect to, or in exchange for or in conversion, exercise or replacement of, any Registrable Securities described in (A) (the “Initial Securities”) or securities that may become Registrable Securities by virtue of clause (B)(iii) or (ii) any securities of the Company or its Affiliates offered wholly or partly in consideration of the Initial Securities or securities that may become Registrable Securities by virtue of clause (B)(iii) in any tender or exchange offer or (iii) any securities of the Company or its Affiliates issued as a dividend or other distribution with respect to, or in exchange for or in conversion, exercise or replacement of or offered wholly or partly in any tender or exchange offer in consideration of any Registrable Securities described in (B)(i) or (B)(ii) and (C) any Registrable Securities described in (A) or (B) above acquired or held by a Person, for which rights and obligations have been assigned pursuant to clause (ii) of Section 4(e) and in accordance with the terms of Section 4(e) hereof; provided, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such securities has been declared effective under the Securities Act and such securities have been disposed of pursuant to such Registration Statement, (ii) after such securities have been sold in accordance with Rule 144 (but not Rule 144A), (iii) after such securities shall have otherwise been transferred and new securities not subject to transfer restrictions under any federal securities laws and not bearing any legend restricting further transfer shall have been delivered by the Company, all applicable holding periods shall have expired, and no other applicable and legally binding restriction on transfer by the holder thereof shall exist, (iv) when such securities are eligible for sale pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale, or (v) when such securities cease to be outstanding;

Registration Expenses: shall mean (a) any and all expenses incurred by the Company and its Subsidiaries in effecting any Registration pursuant to this Agreement, including, without limitation, all (i) Registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, Prospectuses, Issuer Free Writing Prospectus and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to the terms hereof), (vii) fees and expenses of any special experts retained by the Company in connection with such Registration, (viii) fees and expenses in connection with any review by FINRA of any underwriting arrangements or other terms of the offering, and all reasonable fees and expenses of any “qualified independent underwriter”, (ix) reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities and fees and expenses of counsel, (x) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering and (xii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the Registration, marketing or selling of the Registrable Securities and (b) reasonable and documented fees and expenses of one counsel for all of the Participating Holders, which counsel shall be selected by the Participating Holder holding the largest number of the Registrable Securities to be sold in the applicable Registration. Registration Expenses shall not include any other out-of-pocket expenses of the Participating Holders;

Registration Statement: shall mean any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all material incorporated by reference in such registration statement;

Required Shelf Registration Statement: shall have the meaning set forth in Section 2(c);

Rights Offering: shall have the meaning set forth in the Recitals hereto;

Rule 144; Rule 144A: shall mean Rule 144 and Rule 144A, respectively, under the Securities Act (or any successor provisions then in force);

S-1 Registration Statement: shall mean a registration statement of the Company on Form S-1 (or any comparable or successor form) filed with the Commission registering any Registrable Securities;

Scheduled Black-Out Period: shall mean the period from and including the last day of a fiscal quarter of the Company to and including the earliest of (i) the Business Day after the day on which the Company publicly releases its earnings information for such quarter or annual earnings information, as applicable, and (ii) the day on which the executive officers and directors of the Company are no longer prohibited by Company policies applicable with respect to such quarterly earnings period from buying or selling equity securities of the Company;

Securities Act: shall mean the Securities Act of 1933, as amended (or any successor statute thereto), and the rules and regulations promulgated thereunder;

security, securities: shall have the meaning set forth in Section 2(a)(1) of the Securities Act;

Selling Expenses: shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders, other than the fees and expenses of one counsel for all of the Holders, which shall be paid for by the Company in accordance with the terms set forth in clause (b) of the definition of “Registration Expenses” set forth herein;

Shelf Registration Statement: shall mean a “shelf” registration statement of the Company that covers all the Registrable Securities (and may cover other securities of the Company) on Form S-3 and under Rule 415 or, if the Company is not then eligible to file on Form S-3, on Form S-1 under the Securities Act, or any successor rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein;

Spin-Off Transaction: shall mean the transaction described in the information statement included as Exhibit 99.1 to the Form 10 filed by the Company on May 23, 2024 (as amended and supplemented from time to time);

Standby Purchase Agreement: shall have the meaning set forth in the Recitals hereto;

Standby Purchasers: shall have the meaning set forth in the Preamble hereto; and

Standstill Period: shall mean the date that is eighteen (18) months following the completion of the Spin-Off Transaction.

SECTION 2. REGISTRATION RIGHTS

(a) Demand Registration.

(i) Request for Registration. Subject to the limitations and conditions of Section 2(a)(ii), if the Company shall receive from an Initiating Holder(s) a written demand (the “Demand Notice”) that the Company effect any Registration with respect to all or a part of the Registrable Securities owned by such Initiating Holder(s) having an estimated aggregate fair market value of at least $25 million, the Company shall:

(1) promptly give written notice of the proposed Registration to all other Holders in accordance with the terms of Section 2(b);

(2) use its reasonable best efforts to file a Registration Statement with the Commission in accordance with the request of the Initiating Holder(s), including without limitation the method of disposition specified therein and covering resales of the Registrable Securities requested to be registered, as promptly as reasonably practicable but no later than (x) in the case of a Registration Statement other than an S-1 Registration Statement, within 30 days of receipt of the Demand Notice or (y) in the case of an S-1 Registration Statement, within 60 days of receipt of the Demand Notice;

(3) use reasonable best efforts to cause such Registration Statement to be declared or become effective as promptly as practicable, but in no event later than 60 days after the date of initial filing of a Registration Statement pursuant to Section 2(a)(i)(2); and

(4) use reasonable best efforts to keep such Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for the period as requested in writing by the Initiating Holder(s) or such longer period as may be requested in writing by any Holder participating in such registration (which periods shall be extended to the extent of any suspensions of sales pursuant to Sections 2(a)(ii)(3) or (4));

provided, however, that the Company shall be permitted, with the consent of the Initiating Holder(s) not to be unreasonably withheld, to file a post-effective amendment or prospectus supplement to any currently effective Shelf Registration Statement (including the Required Registration Statement contemplated by Section 2(c) hereof)) in lieu of an additional registration statement pursuant to Section 2(a)(i) to the extent the Company reasonably determines that the Registrable Securities of the Initiating Holder(s) may be sold thereunder by such Initiating Holder(s) pursuant to their intended plan of distribution (in which case such post-effective amendment or prospectus supplement shall not be counted against the limited number of demand registrations). It shall not be unreasonable if, following the recommendation of an underwriter, the Initiating Holder(s) do not consent to the Company filing a post-effective amendment or prospectus supplement to a Shelf Registration Statement in lieu of an additional registration statement requested by the Initiating Holder(s).

(ii) Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to effect, or take any action to effect, any such Registration pursuant to this Section 2(a):

(1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process or qualify to do business in effecting such Registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(2) With respect to securities that are not Registrable Securities;

(3) If the Company has notified the Holders that in the good faith judgment of the Company, it would be materially detrimental to the Company or its security holders for such registration to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than 60 days; provided, that such right to delay a registration pursuant to clause (3) shall be exercised by the Company only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights, if any; or

(4) Solely with respect to any Affiliate of the Company, during any Scheduled Black-Out Period;

provided, that the total number of days that any such suspension, deferral or delay in registration pursuant to clauses (3) and (4) in the aggregate may be in effect in any 180 day period shall not exceed 60 days. The Company agrees to use its reasonable best efforts to issue earnings releases as promptly as practicable following the end of quarterly reporting periods and to otherwise minimize the duration of Scheduled Black-Out Periods.

(iii) The Registration Statement filed pursuant to the request of the Initiating Holder may, subject to the provisions of Section 2(a)(iv) below, include shares of Common Stock which are held by Holders and Persons who, by virtue of agreements with the Company (other than this Agreement), are entitled to include their securities in any such Registration (such Persons, other than Holders, “Other Stockholders”). In the event the Initiating Holder(s) request a Registration pursuant to this Section 2(a) in connection with a distribution of Registrable Securities to its partners or members or any other Holder elects to participate in such Registration pursuant to Section 2(b) hereof in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for the resale by such partners or members, if requested by such Holder.

(iv) Underwriting. If the Initiating Holder(s) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of the request made pursuant to Section 2(a). If Other Stockholders or Holders, to the extent they have any registration rights under Section 2(b), request inclusion of their shares of Common Stock in the underwriting, the Initiating Holder(s) shall offer to include the shares of Common Stock of such Holders and Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. The Holders whose Registrable Securities are to be included in such Registration and the Company shall (together with all Other Stockholders proposing to distribute their shares of Common Stock through such underwriting) enter into an underwriting agreement in customary form for secondary public offerings with the managing underwriter or underwriters selected for such underwriting by a majority-in-interest of the Holders whose Registrable Securities are to be included in such Registration subject to approval by the Company not to be unreasonably withheld (which underwriters may also include a non—bookrunning co-manager selected by the Company subject to approval by a majority-in-interest of the Holders whose Registrable Securities are to be included in such Registration); provided, however, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of any Holder or Other Stockholder greater than the obligations of the Holders under Section (2)(g)(ii) or Section 2(g)(iv). Notwithstanding any other provision of this Section 2(a), if the managing underwriter or underwriters advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, some or all of the securities of the Company held by the Other Stockholders shall be excluded from such Registration to the extent so required by such limitation. If, after the exclusion of such shares held by such Other Stockholders, further reductions are still required due to the marketing limitation, the number of Registrable Securities included in the Registration by each Holder (including the Initiating Holder(s)) shall be reduced on a pro rata basis (based on the number of Registrable Securities requested to be included in such registration by such Holders), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such Registration. If any Holder or Other Stockholder who has requested inclusion in such Registration as provided above disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by providing written notice to the Company, the underwriter and the Initiating Holder(s). The securities so withdrawn shall also be withdrawn from Registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and executive officers and directors of the Company (whether or not such Persons have registration rights pursuant to Section 2(b) hereof) may include its or their securities for its or their own account in such Registration if the managing underwriter or underwriters and the Company so agree and if the number of Registrable Securities and other securities which would otherwise have been included in such Registration and underwriting will not thereby be limited.

(v) The number of demand registrations that the Holders shall be entitled to request, and that the Company shall be obligated to undertake, pursuant to this Section 2(a) shall be unlimited; provided, that the Company shall not be obligated to undertake more than one underwritten offering pursuant to this Section 2 in any twelve-month period following the Closing Date.

(vi) In the case of an underwritten offering under this Section 2(a), the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Initiating Holder(s).

(b) Piggyback Registration.

(i) If the Company shall determine to register any of its capital stock either (x) for its own account, (y) for the account of the Holders listed in Section 2(a) pursuant to the terms thereof, or (z) for the account of Other Stockholders (other than (A) a Registration relating solely to Qualifying Employee Stock, (B) a Registration relating solely to a Rule 145 transaction under the Securities Act, (C) a Registration on any Registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a Registration Statement or (D) a Registration related to the Rights Offering), the Company will, subject to the conditions set forth in this Section 2(b):

(1) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(2) subject to Section 2(b)(ii) below and any transfer restrictions any Holder may be a party to, include in such Registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders. Such written request may specify all or a part of the Holders’ Registrable Securities and shall be received by the Company within ten (10) days after written notice from the Company is given under Section 2(b)(i)(1) above. In the event any Holder requests inclusion in a Registration pursuant to this Section 2(b) in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for the resale by such partners or members, if requested by such Holder.

(ii) Underwriting. If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(1) above. In such event, the right of each of the Holders to Registration pursuant to this Section 2(b) shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ Registrable Securities in the underwriting to the extent provided herein. The Holders whose Registrable Securities are to be included in such Registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form for secondary public offerings with the managing underwriter or underwriters selected for underwriting by the Company (and if the Registration was initiated by a Holder pursuant to Section 2(a), such underwriters must be selected by the Initiating Holder(s) and reasonably acceptable to the Company); provided, however, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of any Holder or Other Stockholder greater than the obligations of the Holders under Section 2(g)(ii) or Section 2(g)(iv). Notwithstanding any other provision of this Section 2(b), if any Registration in respect of which any Holder is exercising its rights under this Section 2(b) involves an underwritten public offering (other than a demand Registration pursuant to Section 2(a), in which case the provisions with respect to priority of inclusion in such Registration set forth in Section 2(a) shall apply) and the managing underwriter or underwriters advises the Company that in its view marketing factors require a limitation on the number of securities to be underwritten, then there shall be included in such underwritten offering the number or dollar amount of securities of the Company that in the opinion of the managing underwriter or underwriters can be sold without adversely affecting such offering, and such number of securities of the Company shall be allocated for inclusion as follows: (1) first all securities of the Company being sold by the Company for its own account or by any Person (other than a Holder) exercising a contractual right to demand registration; (2) second, all Registrable Securities requested to be included by the Holders and securities of the Company being sold by any Person (other than a Holder) with similar piggyback registration rights, pro rata, based on the number of shares requested to be included in such registration by such Holders and such Persons; and (3) third, among any other holders of securities of the Company requesting such registration, pro rata, based on the number of securities requested to be included in such registration by each such holder. For the avoidance of doubt, in the event any Initiating Holder exercises demand registration rights, such registration is an underwritten public offering and the managing underwriter advises that marketing factors require a limitation on the number of securities to be so underwritten, Registrable Securities of any Holders exercising piggyback rights under this Section 2(b) in connection with such offering and any securities to be included in such offering by the Initiating Holder(s) shall be included in such offering in the same priority and allocated on a pro rata basis, as set forth in clause (2) above. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he, she or it may elect to withdraw therefrom by providing written notice to the Company, the underwriter and the Initiating Holder(s). Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

(c) Required Shelf Registration Statement. The Company shall use reasonable best efforts to become eligible to use Form S-3 (or any successor form) and, after becoming eligible to use Form S-3 (or any successor form), shall use reasonable best efforts to remain so eligible. Upon becoming eligible to use Form S-3 (or any successor form), the Company shall use reasonable best efforts to promptly file a Shelf Registration Statement on Form S-3 (or any successor form) registering all Registrable Securities then held by the Holders (the “Required Shelf Registration Statement”), and shall use reasonable best efforts to cause such Required Shelf Registration Statement to be continuously effective so long as there are any Registrable Securities outstanding. In connection with the Required Shelf Registration Statement, the Company will, subject to the terms and limitations of this Section 2, as promptly as reasonably practicable upon notice from any Holder requesting Registration in accordance with the terms of this Section 2(c), cooperate in any shelf take-down by amending or supplementing the Prospectus related to such Registration as may be reasonably requested by such Holder or as otherwise required to reflect the number of Registrable Securities to be sold thereunder.

(d) Expenses of Registration. All Registration Expenses incurred in connection with any Registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered (or, in the case of fees and disbursements of counsel and advisors to any Holders that do not constitute Registration Expenses, by the Holders as incurred).

(e) Black-Out Periods. Unless the Company otherwise permits in writing, for so long as a Participating Holder has an officer, director, partner or employee serving as a member of the Board of Directors of the Company, such Participating Holder shall not make any offers or sales of Registrable Securities during any Scheduled Black-Out Period.

(f) Registration Procedures. In the case of each Registration effected by the Company pursuant to this Section 2, the Company will keep the Participating Holders advised in writing as to the initiation of each Registration and as to the completion thereof. At its expense, the Company will:

(i) as promptly as practicable, prepare and file with the Commission such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be (1) reasonably requested by the Initiating Holder(s) (if any), (2) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Participating Holder), or (3) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(ii) notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as promptly as practicable after notice thereof is received by the Company (1) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto has been filed, (2) to the extent any of the following relates to the Participating Holders or information supplied by the Participating Holders, of any written comments by the Commission or any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any order by the Commission or any other regulatory authority preventing or suspending the use of any Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (4) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (5) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iii) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of such Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, and when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the Commission, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(iv) use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any Prospectus or any Issuer Free Writing Prospectus;

(v) deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Issuer Free Writing Prospectus and any amendment or supplement thereto as such Participating Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Participating Holder or underwriter;

(vi) subject to the terms set forth in Section 2(a)(ii)(1) and Section 2(c) hereof, on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Participating Holder reasonably (in light of such Participating Holder’s intended plan of distribution) requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such Participating Holder to consummate the disposition of the Registrable Securities owned by such Participating Holder pursuant to such Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, subject itself to taxation in any such jurisdiction or consent to general service of process in any such jurisdiction;

(vii) make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in underwritten public offerings;

(viii) enter into such customary agreements (including underwriting and indemnification agreements) and take such other actions as the Initiating Holder(s) or the managing underwriter, if any, reasonably requests in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

(ix) use its reasonable best efforts to obtain for delivery to the managing underwriter, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in form and substance as is customarily given to underwriters in an underwritten secondary public offering;

(x) in the case of an underwritten offering, use reasonable best efforts to obtain for delivery to the Company and the managing underwriter, if any, a “comfort” letter from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants in an underwritten secondary public offering;

(xi) cooperate with each Participating Holder and the underwriters, if any, of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xii) use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed or quoted on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(xiii) cooperate with the Participating Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates, with requisite CUSIP numbers, representing Registrable Securities to be sold and not bearing any restrictive legends;

(xiv) in the case of an underwritten offering, make reasonably available the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xv) use its reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical security instruments into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s);

(xvi) use its reasonable best efforts to take such actions as are under its control to become or remain a well-known seasoned issuer (as such term is defined in Rule 405 under the Securities Act) and not become an illegible issuer (as such term is defined in Rule 405 under the Securities Act) during the period when such Registration Statement remains in effect; and

(xvii) make available for inspection by a representative of Participating Holders that are selling at least five percent (5%) of the Registrable Securities included in such Registration (and who is named in the applicable prospectus supplement as a Person who may be deemed to be an underwriter with respect to an offering and sale of Registrable Securities), the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or the managing underwriters(s), at the offices where normally kept, during reasonable business hours, financial and other records and pertinent corporate documents of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter, attorney or accountant in connection with such Registration Statement; provided, that if any such information is identified by the Company as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information and shall sign customary confidentiality agreements reasonably requested by the Company prior to the receipt of such information.

(g) Indemnification.

(i) Indemnification by the Company. With respect to each Registration which has been effected pursuant to this Section 2, the Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, (1) each of the Participating Holders and each of its officers, directors, limited or general partners and members thereof, (2) each member, limited or general partner of each such member, limited or general partner, (3) each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each underwriter, if any, and each person who controls (within the meaning of the Securities Act or the Exchange Act) any underwriter, against any and all claims, losses, damages, penalties, judgments, suits, costs, liabilities and expenses (or actions in respect thereof) (collectively, the “Losses”) arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement (including any Prospectus or Issuer Free Writing Prospectus) or any other document incident to any such Registration, qualification or compliance, (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made not misleading), or (C) any violation by the Company of the Securities Act or the Exchange Act applicable to the Company and relating to action or inaction required of the Company in connection with any such

Registration, qualification or compliance, and will reimburse each of the Persons listed above, for any reasonable and documented legal and any other expenses reasonably incurred in connection with investigating and defending any such Losses, provided, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based on any untrue statement or omission based upon written information furnished to the Company by the Participating Holders or underwriter and stated to be specifically for use therein.

(ii) Indemnification by the Participating Holders. Each of the Participating Holders agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) or such underwriter, each other Participating Holder and each of their respective officers, directors, partners and members, and each Person controlling such Participating Holder (within the meaning of the Securities Act or the Exchange Act) against any and all Losses arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement (including any Prospectus or Issuer Free Writing Prospectus) or any other document incident to any such Registration, qualification or compliance (including any notification or the like) made by such Participating Holder in writing or (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Participating Holder therein not misleading (in the case of any Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made not misleading) and will reimburse the Persons listed above for any reasonable and documented legal or any other expenses reasonably incurred in connection with investigating or defending any such Losses, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in reliance upon and in conformity with written information furnished to the Company by such Participating Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Participating Holders hereunder shall be limited to an amount equal to the net proceeds (after giving effect to any underwriters discounts and commissions) such Participating Holder receives in such Registration.

(iii) Conduct of the Indemnification Proceedings. Each party entitled to indemnification under this Section 2(g) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying

Party), and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2(g) unless the Indemnifying Party is prejudiced thereby. It is understood and agreed that the Indemnifying Party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate legal counsel for all Indemnified Parties; provided, however, that where the failure to be provided separate legal counsel could potentially result in a conflict of interest on the part of such legal counsel for all Indemnified Parties, separate counsel shall be appointed for Indemnified Parties to the extent needed to alleviate such potential conflict of interest. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(iv) If the indemnification provided for in this Section 2(g) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions (or alleged statements or omissions) which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the obligations of each of the Participating Holders hereunder shall be several and not joint and shall be limited to an amount equal to the net proceeds (after giving effect to any underwriters discounts and commissions) such Participating Holder receives in such Registration and, provided, further, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 2(g)(iv), each Person, if any, who controls an underwriter or agent within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter or agent and each director of the Company, each officer of the Company who signed a Registration Statement, and each Person, if any, who controls the Company or a selling Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or such selling Holder, as the case may be.

(v) Subject to the limitations on the Holders’ liability set forth in Section 2(g)(ii) and Section 2(g)(iv), the remedies provided for in this Section 2(g) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or equity. The remedies shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and survive the transfer of such securities by such Holder.

(vi) The obligations of the Company and of the Participating Holders hereunder to indemnify any underwriter or agent who participates in an offering (or any Person, if any controlling such underwriter or agent within the meaning of Section 15 of the Securities Act) shall be conditioned upon the underwriting or agency agreement with such underwriter or agent containing an agreement by such underwriter or agent to indemnify and hold harmless the Company, each of its directors and officers, each other Participating Holder, and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) or such Participating Holder against all Losses, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such underwriter or agent expressly for use in such filings described in this sentence.

(h) Participating Holders.

(i) Each of the Participating Holders shall furnish to the Company such information regarding such Participating Holder and its partners and members, and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably requested in connection with any Registration, qualification or compliance referred to in this Section 2.

(ii) In the event that, either immediately prior to or subsequent to the effectiveness of any Registration Statement, any Participating Holder shall distribute Registrable Securities to its partners or members, such Participating Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such Registration Statement to provide information with respect to such partners or members, as selling security holders. As soon as is reasonably practicable following receipt of such information, the Company shall file an appropriate amendment to such Registration Statement reflecting the information so provided. Any incremental expense to the Company resulting from such amendment shall be borne by such Participating Holder.

(iii) Each Holder agrees that at the time that such Holder is a Participating Holder, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(f)(iii), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of a supplemented or amended Prospectus or Issuer Free Writing Prospectus or until such Holder is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than any permanent file copies then in such

Holder’s possession, of the most recent Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 2(f)(iii) to the date when the Company shall make available to such Holder a copy of the supplement or amended Prospectus or Issuer Free Writing Prospectus or is advised in writing that the use of the Prospectus or Issuer Free Writing Prospectus may be resumed.

(i) Rule 144. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without Registration, the Company agrees to use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements (or, if the Company is not required to file such reports, it will, upon the reasonable request of the Holders holding a majority of the then outstanding Registrable Securities, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144 under the Securities Act).

(j) Termination. The registration rights set forth in this Section 2 shall terminate and cease to be available as to any securities held by a Holder at such time as such Holder (after owning) first ceases to own any Registrable Securities.

(k) Lock-Up Agreements.

(i) The Company agrees that, if requested by the managing underwriter in any underwritten public offering contemplated by this Agreement, it will enter into a customary “lock-up” agreement providing that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock (subject to customary exceptions) for a period of 60 days from the date of the final prospectus pertaining to such offering of Common Stock; provided, however, that any such lock-up agreement shall not prohibit the Company from directly or indirectly (i) selling, offering to sell, granting any option for the sale of, or otherwise disposing of any Qualifying Employee Stock (or otherwise maintaining its employee benefits plans in the ordinary course of business), (ii) issuing Common Stock or securities convertible into or exchangeable for Common Stock upon exercise of any Right, option or convertible or exchangeable security or (iii) taking such other actions as are agreed to by the managing underwriter. Each Holder shall coordinate with other Holders and, to the extent the Holders are aware of Other Stockholders, Other Stockholders such that the total number of days that the Company will be subject to such restrictions (including similar restrictions pursuant to any registration rights agreements with any Other Stockholders) as may be in effect in any 365-day period shall not exceed 120 days.

(ii) In the event that any Holder is an Affiliate of the Company, if requested by the managing underwriter in any underwritten public offering permitted by this Agreement, such Holder will enter into a customary “lock-up” agreement providing that it will not sell, grant any option for the sale of, or otherwise dispose of any Common Stock outside of such public offering (subject to customary exceptions) for a period of 60 days from the date of the final prospectus pertaining to such offering of Common Stock.

(l) Notwithstanding any provision of this Agreement to the contrary, in order for a Registration to be included as a Registration for purposes of this Section 2, the Registration Statement in connection therewith shall have been continually effective in compliance with the Securities Act and usable for resale for the full period established with respect to such Registration (except in the case of any suspension of sales pursuant to (A) a Scheduled Black-Out Period, or (B) Section 2(f)(iii) hereof, in which case such period shall be extended to the extent of such suspension).

(m) Notwithstanding any provision of this Agreement to the contrary, if the Company is required to file a post-effective amendment to a Registration Statement to incorporate the Company’s quarterly and annual reports and related financial statements on Form 10-Q and Form 10-K, the Company shall use its reasonable best efforts to promptly file such post-effective amendment and may postpone or suspend effectiveness of such Registration Statement for a period not to exceed thirty (30) consecutive days to the extent the Company determines necessary to comply with applicable securities laws; provided, that the period by which the Company postpones or suspends the effectiveness of a shelf Registration Statement pursuant to this Section 2(m) plus any suspension, deferral or delay pursuant to Section 2(f)(iii) shall not exceed 60 days in the aggregate in any twelve-month period.

SECTION 3. GOVERNANCE

Subject to and in accordance with the terms hereof, the Company and the Standby Purchasers shall take the following actions in relation to the Company:

(a) Following completion of the Spin-Off Transaction, subject to the fiduciary duties of the Company Board, the Standby Purchasers shall have the right to nominate one (1) individual nominee designated by the Standby Purchasers (the “Standby Purchaser Nominee”) to serve on the board of directors of the Company (the “Company Board”) in accordance with the bylaws of the Company (the “Company Bylaws”) and the General Corporation Law of the State of Delaware (the “DGCL”); provided, however, that in the event that the Company determines to increase the size of the Company Board to larger than five directors, the Standby Purchasers shall have the right to nominate Standby Purchaser Nominees with respect to seats on the Company Board representing at least twenty percent of the total number of directors on the Company Board, provided, further, the Standby Purchasers shall not nominate any person as a nominee if the Company Board reasonably determines in good faith, after consultation with outside legal counsel, that such Standby Purchaser Nominee has been involved in any of the events enumerated in Items 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Exchange Act or is subject to any order, decree or judgment of any governmental authority prohibiting service as a director of any public company, in which case the Standby Purchasers shall withdraw the designation of such Standby Purchaser Nominee and shall designate another individual as a Standby Purchaser Nominee, which replacement will also be subject to the requirements of this Section 3(a). The Standby Purchasers shall take all necessary action to cause any Standby Purchaser Nominee to consent to such reference and background checks and to provide such information (including information necessary to determine such Standby Purchaser Nominee’s independence status as well as information necessary to determine any disclosure obligations of the Company) as the Company Board or its Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”) may reasonably request in connection with the Company’s disclosure obligations or in connection with the Company’s legal, regulatory or stock exchange requirements (collectively, the “Nomination Information”), which requests shall be of the same type and scope as the Company requests of all other nominees to the Company Board.

(b) So long as the Standby Purchasers have a right to nominate a Standby Purchaser Nominee and during the Standstill Period, the Company agrees, to the fullest extent permitted by applicable law (including with respect to any standard of conduct (including fiduciary duties) required of directors under Delaware law), to nominate for election at any annual or special meeting of stockholders of the Company at which directors are to be elected to the Company Board (or consent in lieu of meeting) the applicable Standby Purchaser Nominee, and to use its reasonable best efforts to solicit the vote of holders of Common Stock (which efforts shall, to the fullest extent permitted by applicable law, include the inclusion in any proxy statement prepared, used, delivered or publicly filed by the Company to solicit the vote of its stockholders in connection with any such meeting).

(c) The Standby Purchasers shall deliver to the Company a written notice identifying each such Standby Purchaser Nominee, and shall provide as promptly as practicable all Nomination Information about such proposed Standby Purchaser Nominee as shall be reasonably requested by the Company Board (or the Nominating and Corporate Governance Committee thereof) no later than the earlier of (the “Nomination Deadline”) (x) fifteen (15) Business Days following the written request of the Company and (y) the time by which such information is reasonably requested by the Company Board (or the Nominating and Corporate Governance Committee thereof) to be delivered (which time shall be concurrent with the request for such information from and otherwise consistent in form and timing with the request for such information from all other nominees). If the Standby Purchasers fail to designate all the Standby Purchaser Nominees that they are entitled to designate prior to such time, then the Standby Purchaser Nominee(s) previously designated by the Standby Purchasers and then serving on the Company Board (if any) shall be the proposed Standby Purchaser Nominee(s).

(d) Each Standby Purchaser Nominee serving on the Company Board shall be subject to the policies and requirements of the Company and the Company Board, including the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics, in a manner consistent with the application of such policies and requirements to all other members of the Company Board, and shall be entitled to the same rights, privileges and compensation applicable to all other members of the Company Board generally or to which all such members of the Company Board are entitled. In furtherance of the foregoing, the Company shall indemnify, exculpate, and reimburse fees and expenses of the Standby Purchaser Nominees (including by entering into an indemnification agreement in a form substantially similar to the Company’s form director indemnification agreement) and provide the Standby Purchaser Nominees with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Company Board pursuant to the

Certificate of Incorporation of the Company and the Company Bylaws, applicable law or otherwise. The Company will prepare and provide, or cause to be prepared and provided, to the Standby Purchaser Nominees (in their capacity as such), any information, and access to any information, relating to the Company and its subsidiaries as and when provided to other members of the Company Board.

(e) The obligations of the Company pursuant to this Section 3 shall terminate (and the Standby Purchasers shall have no further rights to designate any Standby Purchaser Nominees) upon the first to occur of: (i) such time as the Standby Purchasers shall beneficially own, shares of Common Stock representing in the aggregate less than 10% of the total outstanding shares of Common Stock or (ii) the delivery by the Standby Purchasers of written notice to the Company irrevocably waiving and terminating all of the Standby Purchaser’ rights under this Section 3 (the date of termination of the obligations of the Company under this Section 3 pursuant to the foregoing clauses (i) or (ii) being referred to herein as the “Nomination Right Termination Date”), and upon such Nomination Right Termination Date, the Standby Purchasers shall take action within their power to cause all Standby Purchaser Nominees then serving on the Company Board to promptly tender their resignation from the Company Board.

SECTION 4. MISCELLANEOUS

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State without regard to conflicts of law principles.

(b) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

(c) Notices.

(i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier:

(1) if to the Company, to:

Seaport Entertainment Group Inc.

199 Water Street, 28th Floor

New York, New York 10038

Attention: Anton D. Nikodemus

Email: Anton.Nikodemus@howardhughes.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

1071 Sixth Avenue

New York, NY 10020

Attention: Julian Kleindorfer; Abigail Smith

Email: Julian.Kleindorfer@lw.com; Abigail.Smith@lw.com

(2) if to the Holders, at the address or email listed on Schedule I hereto, or at such other address or email as may have been furnished to the Company in writing.

(ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; and if mailed by overnight courier, on the first Business Day following the date of such mailing.

(d) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(e) Successors and Assigns. Neither this Agreement nor any right or obligation hereunder may be assigned in whole or in part by any party without the prior written consent of the other parties hereto and any purported assignment in violation of this provision shall be void; provided, however, that the rights and obligations hereunder of any Standby Purchaser may be assigned, in whole or in part, to any Person who acquires such Registrable Securities that (i) is an Affiliate of any Standby Purchaser or (ii) is unable to immediately sell, without limitations (including, but not limited to, any limitation on volume or manner of sale) or restrictions under Rule 144, all Registrable Securities and other shares of Common Stock held by such Person (provided, that for this clause (ii), any such rights and obligations may be assigned solely with respect to such Registrable Securities) (each such Person described in clauses (i) or (ii), a “Permitted Assignee”). Any assignment pursuant to this Section 4(e) shall be effective and any Person shall become a Permitted Assignee only upon receipt by the Company of (1) a written notice from the transferring Holder stating the name and address of the transferee and identifying the number of shares of Registrable Securities with respect to which the rights under this Agreement are being transferred and, if fewer than all of the rights attributable to a Holder hereunder are to be so transferred, the nature of the rights so transferred and (2) a written instrument by which the transferee agrees to be bound by all of the terms and conditions applicable to a Holder of such Registrable Securities. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Notwithstanding anything to the contrary in this Section 4(e), the rights and obligations of the Standby Purchasers set forth in Section 3 may not be assigned.

(f) Several Nature of Commitments. The obligations of each Holder hereunder are several and not joint and several, and relate only to the Registrable Securities held by such Holder from time to time. No Holder shall bear responsibility to the Company for breach of this Agreement or any information provided by any other Holder.

(g) Additional Stockholders. The parties hereto acknowledge that certain Persons may become stockholders of the Company and the Company may wish to grant such Persons registration rights with respect to the shares of Common Stock issued to such Persons. The Company may do so in its discretion so long as such registration rights are not inconsistent with the registration rights granted to the Holders hereunder and, if any registrations rights granted are more favorable than those provided to Holders of Common Stock hereunder, conforming changes reasonably acceptable to the Pershing Square Holders are made to this Agreement to provide Holders hereunder with substantially similar rights.

(h) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior understandings among such parties. This Agreement may be amended with (and only with) the written consent of the Company and the Holders holding a majority of the then outstanding Registrable Securities and any such amendment shall apply to all Holders and all of their Registrable Securities; provided, however, that, notwithstanding the foregoing, no amendment to this Agreement may adversely affect the rights of a Holder hereunder without the prior written consent of such Holder; provided, further, that, notwithstanding the foregoing, additional Holders may become party hereto upon an assignment of rights and obligations hereunder pursuant to Section 4(e); provided further, however, that other than as set forth in Section 4(e), the Company may not add additional parties hereto without the consent of Holders holding a majority of the then outstanding Registrable Securities. The observance of any term of this Agreement may be waived by the party or parties waiving any rights hereunder; provided, that any such waiver shall apply to all Holders and all of their Registrable Securities only if made by Holders holding a majority of then-outstanding Registrable Securities.

(i) Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

(j) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTIONS, SUITS, DEMAND LETTERS, JUDICIAL, ADMINISTRATIVE OR REGULATORY PROCEEDINGS, OR HEARINGS, NOTICES OF VIOLATION OR INVESTIGATIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (B) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.

(k) No Inconsistent Agreements. The Company is not currently a party to any agreement which is, or could be inconsistent with, the rights granted to the Holders by this Agreement.

(l) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

(m) Counterparts. This Agreement may be executed in two or more counterparts (including by email or facsimile signature), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

(n) Interpretation of this Agreement. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Investor Rights Agreement as of the date first set forth above.

SEAPORT ENTERTAINMENT GROUP INC.

By:
Name: Anton D. Nikodemus
Title: Chief Executive Officer

PERSHING SQUARE HOLDINGS, LTD.

By:	Pershing Square Capital Management, L.P., its Investment Manager

By:	PS Management GP, LLC, its General Partner

By:
Name: William A. Ackman
Title: Managing Member

PERSHING SQUARE, L.P.

By:	Pershing Square Capital Management, L.P., its Investment Manager

By:	PS Management GP, LLC, its General Partner

By:
Name: William A. Ackman
Title: Managing Member

PERSHING SQURE INTERNATIONAL, LTD.

By:	Pershing Square Capital Management, L.P., its Investment Manager

By:	PS Management GP, LLC, its General Partner

By:
Name: William A. Ackman
Title: Managing Member

Schedule I

Pershing Square, L.P.

Pershing Square Holdings, Ltd.

Pershing Square International, Ltd

Notice to any Holder set forth above (which shall constitute notice to each Holder set forth above) shall be made to:

Pershing Square Capital Management, L.P.

787 Eleventh Ave

New York, New York 10019

Attention: Chief Legal Officer

Email: legal@persq.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Scott Miller

Email: millersc@sullcrom.com